Exhibit 16.1

Deloitte & Touche LLP
200 Berkeley Street
Boston, MA
02116 USA
Tel.: +1 617 473 2000
www.deloitte.com

July 15, 2022

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Eloxx Pharmaceuticals, Inc.'s Form 8-K dated July 15, 2022, and we agree with the statements made in paragraphs 2, 3, 4, and 5 therein. We have no basis to agree or disagree with the statements made in paragraphs 1 and 6.

Yours truly,

Deloitte & Touche LLP